Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 3

AMENDMENT AGREEMENT dated as of September 2, 2011 among PECO ENERGY COMPANY, a Pennsylvania corporation (the “Seller”), VICTORY RECEIVABLES CORPORATION, a Delaware corporation (“Victory”) and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH as agent (the “Agent”).

Preliminary Statements. (1) The Seller, Victory and the Agent are parties to a Trade Receivables Purchase and Sale Agreement dated as of December 20, 1988, as amended and restated as of November 14, 1995, as of January 1, 1999, as of November 14, 2000, as of November 14, 2005, as further amended and restated as of September 19, 2008 and amended as of September 17, 2009 and as of September 7, 2010 (the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement) relating to certain Eligible Assets sold by the Seller and acquired by Victory; and

(2) The Seller, the Investor, the Owners and the Agent, as agent for the Investor and the Owners, desire to amend the Agreement;

NOW, THEREFORE, the parties agree as follows:

SECTION 1. Amendments to Agreement. (a) (1) Section 1.01 of the Agreement is amended by deleting clause (a) of the definition of “Facility Termination Date” in its entirety and replacing it with the following:

“(a) August 31, 2012”

and (2) Section 7.01(g) of the Agreement is amended by deleting the semi-colon after the term “4%” at the end thereof and adding the following:

“or (iv) the arithmetic average of the Dilution Ratios as of such day and as of the last day of the two immediately preceding calendar months shall exceed 3.5%;” and

(b) Exhibit C to the Agreement (Investor Report) is amended in its entirety to read as Exhibit A to this Amendment Agreement.

SECTION 2. Conditions Precedent. The terms and provisions of this Amendment Agreement shall become effective upon the execution and delivery of five (5) counterparts of each of (i) this Amendment Agreement and (ii) a new Fee Letter by the parties hereto and thereto, in each case in form and substance satisfactory to the Agent.

SECTION 3. Confirmation of Agreement. Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Each reference in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment Agreement, and as hereinafter amended or restated.

SECTION 4. GOVERNING LAW. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE OWNERS IN THE RECEIVABLES, OR REMEDIES HEREUNDER, IN RESPECT THEREOF ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 5. Execution in Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Amendment Agreement by facsimile or by electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

SECTION 6. Seller’s Representations and Warranties. The Seller represents and warrants that this Amendment Agreement has been duly authorized, executed and delivered by the Seller pursuant to its corporate powers and constitutes the legal, valid and binding obligation of the Seller.

IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PECO ENERGY COMPANY

By:
Name:
Title:

VICTORY RECEIVABLES CORPORATION

By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Agent

By:
Name:
Title:

EXHIBIT A

EXHIBIT C

INVESTOR REPORT

PECO Energy Company	Monthly Information Package for Period Ended:	Date

I. Total Investment
		CP Outstanding									Total Amount
	1	CP outstanding as of the end of this Settlement Period
	2	Addition (+) or Reduction (-)

	3	New CP Outstanding

II. Portfolio Aging		A		B		C		D		E		I
		Unbilled		Current		1-30 Days Past Due		31-60 Days Past Due		61+ Days Past Due		Total
Receivables Balance	4											0
Percentage to Total			%		%		%		%	%

III. Portfolio Activity		A		B		C		D		E	F	G
		Beginning Balance		Sales		Collections		Net Dilution		Net Loss	Other Adjustments	Ending Balance	Balance Match Check
	5											0	ok

IV. Concentration Receivables
		Obligor Name				Receivables		Concentration Limit		Purchase Limit Percentage	Excess Concentrations
A		Gov’t								6%	—
B		Obligor 1								3%	—
C		Obligor 2								3%	—
D		Obligor 3								3%	—
E		Obligor 4								3%	—
F		Obligor 5								3%	—
G		Obligor 6								3%	—
H		Obligor 7								3%	—
I		Obligor 8								3%	—
J		Obligor 9								3%	—
K		Obligor 10								3%	—
												Excess Amount Check

		Total Excess Concentrations									—	ok

V. Net Pool Balance

1	Total Receivables		0
2	Less:	Defaulted Receivables	0
3		Other ineligible	0
4		Unapplied Cash balance Account 142200	0
5		Sales Tax Billed	0
6		Other Energy Supplier Billings	0
7		Other EGS AR	0
8		Eligible Receivables	0
9		Excess Concentration	0

10	Net Pool Balance		0

VI. Ratio Calculations

		A	B	C	D	E	F	G	H
	Month	Delinquency Ratio		Default Ratio		Loss-to-Liquidation Ratio		Dilution Ratio
		1-Month	3-Month Rolling Avg.	1-Month	3-Month Rolling Avg.	1-Month	3-Month Rolling Avg.	1-Month	3-Month Rolling Avg.
11
12
13
14
15
16
17
18
19
20
21
22
23
24

VII. Reserve Calculations

Loss Reserve:
25	Highest 3-m Avg. in Last 12-m		%
26	Stress Factor	0
27	Loss Horizon Ratio	0.00
28	Loss Reserve Factor		%
29	Reserve Floor %		%
30	Reserve Amount	$—

Dilution Reserve Factor :
31	Dilution Ratio		%
32	3-m Avg. Dilution Ratio		%
33	Expected Dilution Ratio		%
34	Dilution Horizon Ratio	0.00
35	Dilution Volatility Factor		%
36	Dilution Reserve Factor		%

Yield Reserve:
37	One-Month BTMU Libor		%
38	Average Maturity	0.00
39	Yield Reserve Percentage		%
40	Yield Reserve	$—

Servicer Fee Reserve:
41	Servicer Fee		%
42	Servicer Fee Reserve	$—

VIII. Computation of Asset Interest

43	CP Outstanding	$—
44	Loss Reserve Factor		%
45	Dilution Reserve Factor		%
46	Yield Reserve		%
47	Servicer Fee Reserve	0
48	Net Pool Balance	0
49	Asset Interest	0.00%
	Max borrowing	—

IX. Compliance Tests

Is the current Delinquency Ratio < 8%	Yes / No

Is the current 3-month rolling average Default Ratio < 25%	Yes / No

Is the current 3-month rolling average Dilution Ratio < 3.5%	Yes / No

Is the current 3-month rolling average Loss-to-Liquidation Ratio < 4%	Yes / No

Is Eligible Asset Interest < 100%	Yes / No

By signing below, I attest to the accuracy and completeness of the above information. In addition to that, I certify that PECO Energy Company has and continues to comply with all facility documentation, covenants, representations and warranties as set out in the Purchase and Sale Agreement dated September 19, 2008.

x
Name:	Date